Exhibit 99.1

LINN ENERGY BOARD OF DIRECTORS APPROVES SPIN-OFF OF RIVIERA RESOURCES; SETS RECORD AND DISTRIBUTION DATE FOR SPIN-OFF

HOUSTON, July 24, 2018 – LINN Energy, Inc. (OTCQB: LNGG) (“LINN” or the “Company”) announced today that its Board of Directors (the “Board”) has unanimously approved the previously announced spin-off of Riviera Resources, Inc. (“Riviera”) from LINN (the “Spin-Off”).

Following the Spin-Off and the transactions contemplated thereby, for each share of LINN common stock held on the record date (as defined below), LINN stockholders will own one share each of:

•	LINN (OTC: LNGG), which will own a 50% equity interest in Roan Resources LLC, which is focused on the accelerated development of the Merge/SCOOP/STACK play in Oklahoma; and

•	Riviera (OTC: RVRA), which will be an independent oil and gas company with a strategic focus on efficiently operating its mature low-decline assets, developing its growth-oriented assets, and returning capital to shareholders. Riviera’s assets will initially consist of:

o	LINN’s legacy properties located in the Hugoton Basin, East Texas, North Louisiana, Michigan/Illinois, the Uinta Basin and Mid-Continent regions; and

o	Blue Mountain Midstream LLC, a midstream company centered in the core of the Merge play in the Anadarko Basin.

The Spin-Off is expected to occur after the market close on August 7, 2018, the distribution date, to LINN stockholders of record as of August 3, 2018, the record date for the distribution.

Following the Spin-Off, LINN will continue to trade on the OTCQB Market under the symbol “LNGG”, and Riviera is expected to be quoted to trade on the OTCQX Market under the symbol “RVRA”.

Additional Details on the Spin-Off

The Spin-Off will be effected through a pro rata distribution of all of the outstanding shares of Riviera’s common stock to LINN stockholders of record as of 5:00 p.m. on August 3, 2018, the record date for the Spin-Off. On August 7, 2018, the distribution date for the Spin-Off, each LINN stockholder will receive one share of Riviera common stock for each share of LINN common stock held by such stockholder on the record date. Upon completion of the Spin-Off, LINN stockholders will own 100% of the common stock of Riviera and will continue to own 100% of the common stock of LINN.

As previously disclosed, Riviera has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-225927) (as amended, the “Registration Statement”), in connection with the Spin-Off. Prior to the Spin-Off, LINN will mail a prospectus to all LINN shareholders entitled to receive the distribution of Riviera common stock. The prospectus will describe Riviera, including the risks of owning Riviera common stock, and other details regarding the Spin-Off. Following the Spin-Off, Riviera will be an independent reporting company, and LINN will not retain any ownership interest in Riviera.

LINN stockholders will not be required to pay any consideration for the shares of Riviera common stock they receive in the Spin-Off, and they will not be required to surrender or exchange their shares of LINN common stock or take any other action, other than to provide any documentation that may be required as discussed under “Material U.S. Federal Income Tax Consequences of the Spin-Off” in the Registration Statement, including with respect to certain Foreign Investment in Real Property Tax Act (“FIRPTA”) documentation that may be required by the applicable withholding agent, to receive their shares of Riviera common stock.

Trading of LINN Shares and Riviera Shares

LINN and Riviera expect that the Financial Industry Regulatory Authority (“FINRA”) will set an “ex-distribution date” for the Riviera common stock as August 8, 2018; however, neither LINN nor Riviera can provide any assurance as to the ex-distribution date that FINRA will ultimately set. LINN stockholders as of the record date who choose to sell those shares after the record date and on or before the distribution date will also be selling their right to receive the shares of Riviera common stock in connection with the Spin-Off (assuming that FINRA sets an ex-distribution date of the first business day following the distribution date).

Trading of shares of Riviera common stock is expected to begin on a date to be determined after August 7, 2018, if and when Riviera’s trading symbol application with the Financial Industry Regulatory Authority (“FINRA”) is approved.

Stockholders are encouraged to consult with their brokers or financial advisors regarding the specific implications of buying or selling LINN common stock on or before the distribution date.

Taxable Distribution and Potential Tax Withholding

The Spin-Off will be a taxable distribution. The material U.S. federal income tax consequences of the distribution are described in detail in the Registration Statement under “Material U.S. Federal Income Tax Consequences of the Spin-Off.” Information regarding tax matters in this press release is for general information purposes only and does not constitute tax advice. STOCKHOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE SPIN-OFF TO THEM.

LINN stockholders receiving shares of Riviera common stock in the Spin-Off will be treated as receiving a distribution to the extent of the fair market value of the shares received on the distribution date. That distribution will be treated as taxable dividend income to the extent of such Holder’s ratable share of LINN’s current and accumulated earnings and profits, if any (including any additional earning and profits recognized by LINN as a result of the distribution). Any amount that exceeds LINN’s earnings and profits will be treated first as a tax-free return of capital to the extent of the Holder’s adjusted tax basis in its shares of LINN common stock (thus reducing such adjusted tax basis) with any remaining amount being treated as capital gain. For a more detailed discussion see “Material U.S. Federal Income Tax Consequences of the Spin-Off” in the Registration Statement.

U.S. LINN shareholders generally should not be subject to withholding in connection with the distribution unless such U.S. shareholders fail to provide the applicable withholding agent with sufficient documentation to avoid backup withholding.

Non-U.S. LINN shareholders will be subject to withholding at specified rates to the extent the distribution is treated as a dividend. Importantly, LINN expects to utilize a procedure that provides a reasonable estimate of LINN’s earnings and profits (and, therefore, the amount of the distribution that should be treated as a dividend). This estimate has not been finalized as of the date hereof, but LINN expects that the estimate of its earnings and profits will be an amount that is far less than the overall value of the distribution. Additionally, LINN expects that it will publish IRS Form 8937 within 45 days of the distribution. The Form 8937 will include additional information regarding the distribution, including an estimate of the amount of LINN’s earnings and profits.

With respect to the portion of the distribution treated as a return of capital, LINN stockholders may be asked to provide documentation indicating that distributions to them are not subject to withholding under FIRPTA, as discussed in detail in the Registration Statement. In general, FIRPTA withholding will be applicable only with respect to Non-U.S. Linn shareholders that hold (or have held, within a specified period) more than 5% of the LINN stock. Importantly, LINN does not have direct knowledge of any such Non-U.S. shareholders.

To the extent withholding is necessary, LINN and/or applicable distribution agents, brokers, or withholding agents may withhold a number of shares from the distribution and sell those shares to fund such withholding if another method of funding the withholding is unavailable.

Additional Information

The distribution agent, transfer agent and registrar for Riviera’s shares will be American Stock Transfer & Trust Company, LLC. For questions relating to the transfer or mechanics of the stock distribution, stockholders may contact American Stock Transfer & Trust Company, LLC toll-free at (800) 937-5449. If shares are held by a bank, broker or other nominee, stockholders should contact that institution directly.

The completion of the Spin-Off is subject to the satisfaction or waiver of certain customary conditions, including the Registration Statement being declared effective by the Commission and other conditions described in the Registration Statement.

ABOUT LINN ENERGY

LINN Energy, Inc. was formed in February 2017 as the reorganized successor to LINN Energy, LLC. Headquartered in Houston, Texas, the Company’s current focus is the development of the Merge/SCOOP/STACK in Oklahoma through its equity interest in Roan Resources LLC, as well as through its midstream operations in that area. Additionally, the Company is pursuing emerging horizontal opportunities in Oklahoma, North Louisiana and East Texas, while continuing to add value by efficiently operating and applying new technology to a diverse set of long-life producing assets.

Forward-Looking Statements

Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company, which reflect management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to uncertainties that may delay or negatively impact the Spin-Off or cause the Spin-Off to be delayed or to not occur at all, uncertainties related to the Company’s and Riviera’ ability to realize the anticipated benefits of the Spin-Off, the potential negative effects of the Spin-Off, the availability of sufficient cash flow to execute our business plan, continued low or further declining commodity prices and demand for oil, natural gas and natural gas liquids, ability to hedge future production, ability to replace reserves and efficiently develop current reserves, the capacity and utilization of midstream facilities and the regulatory environment. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other public filings as well as the risk factors in Riviera’s Registration Statement on Form S-1. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

CONTACT:

LINN Energy, Inc.

Investor Relations

(281) 840-4110

ir@linnenergy.com